SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C.  20549


	FORM 8-K
	CURRENT REPORT


	Pursuant to Section 13 or 15(d) of
	The Securities Exchange Act of 1934



	          June 14, 1996
	Date of Report (Date of earliest event reported)



	          AmeriConnect, Inc.
	(Exact name of registrant as specified in its charter)



   Delaware    			    0-18654        			  48-1056927
(State or other	 	 	  (Commission	 	  	(I.R.S. Employer
 jurisdiction of		 	  File Number)		 	  Identification No.)
 incorporation)



	       6750 W. 93rd St., Suite 110, Overland Park, Kansas 66212 (Address of principal executive offices)



	         (913) 341-8888
	(Registrant's telephone number, including area code)



	Page 1 of
	Exhibit Index at Page 5


ITEM 5.	OTHER EVENTS.

	On June 17, 1996, AmeriConnect, Inc., a Delaware corporation ("AmeriConnect"), and Phoenix Network, Inc., a Delaware corporation ("Phoenix"), jointly announced that they had entered into an Agreement and Plan of Reorganization by and among Phoenix, Phoenix Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Phoenix ("Sub"), and AmeriConnect, dated as of June 14, 1996 (the "Agreement"). Under the terms of the Agreement, it is proposed that Sub will merge with and into AmeriConnect (the
"Merger"). Upon consummation of the proposed Merger, AmeriConnect would become a wholly-owned subsidiary of Phoenix and Sub would cease to exist. The Agreement is filed herewith as Exhibit 2.1. The Merger, which is intended to be a tax-free reorganization and is intended to be accounted for as a pooling-of-interests, is anticipated to close in approximately 90 days subject to, among other things, approval by the stockholders of AmeriConnect and Phoenix and obtaining any required Hart-Scott-Rodino clearance.

	AmeriConnect and Phoenix issued a press release announcing the proposed Merger, which is filed herewith as Exhibit 99.1.

	Except for the historical information contained herein, the discussion above contains forward-looking statements that involve risks and uncertainties, including obtaining approval of the stockholders of AmeriConnect and Phoenix and obtaining any required Hart-Scott-Rodino clearance, as well as the other risks detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended December 31, 1995 and the report on
 Form 10-Q for the quarter ended March 31, 1996.



ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

	2.1	Agreement and Plan of Reorganization by and among Phoenix, Sub and
AmeriConnect, dated as of June 14, 1996.

	99.1	Press release dated June 17, 1996.



	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


				AmeriConnect, Inc.




June 18, 1996				/s/ Robert R. Kaemmer
						Robert R. Kaemmer
						President and Chief Executive Officer





	INDEX TO FINANCIAL STATEMENTS AND EXHIBITS


Exhibit									Sequential
Numbers	Description							Page Number



2.1	Agreement and Plan of Reorganization
	by and among Phoenix, Sub and
	AmeriConnect, dated as of June 14, 1996.

99.1	Press release dated June 17, 1996.


  Exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. AmeriConnect hereby undertakes to furnish supplementally copies of any of the omitted exhibits upon request by the Commission. Exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. AmeriConnect hereby undertakes to furnish supplementally copies of any of the omitted exhibits upon request by the
Commission.